UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:   (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.                                          Other Events

We are filing this current report on Form 8-K for the purposes of (1) updating our risk factor disclosures, in particular the disclosures (a) under the heading “Liquidity Risk,” concerning accounts managed by State Street Global Advisors, or SSgA, that have the benefit of contractual arrangements with third-party financial institutions known as “wrap providers,” (b) under the heading “Operational Risk,” concerning the maintenance of confidential information; and (c) under the heading “Regulatory/Legal/Accounting/Tax Risk” concerning legal actions, regulatory matters and tax matters, (2) filing certain capital ratio information and (3) filing certain information concerning State Street’s investment portfolio and asset-backed commercial paper conduits.

Unless otherwise indicated or unless the context requires otherwise, all references in this Current Report on Form 8-K to “State Street,” “we,” “us,” “our,” or similar terms means State Street Corporation and its subsidiaries on a consolidated basis.

Risk Factors

This Form 8-K and other reports filed by us under the Securities Exchange Act of 1934 or registration statements under the Securities Act of 1933 contains statements that are considered “forward-looking statements” within the meaning of United States securities laws. In addition, State Street and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target” and “goal,” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about State Street’s confidence in its strategies and its expectations about financial performance, market growth, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to State Street and its subsidiaries, including State Street Bank. Factors that could cause changes in the expectations or assumptions on which forward-looking statements are based include, but are not limited to:

•                  our ability to integrate acquisitions into our business, including the acquisition of Investors Financial Services Corp. (“Investors Financial”);

•                  the level and volatility of interest rates, particularly in the U.S., Europe and the Asia/Pacific region; the performance and volatility of securities, currency and other markets in the U.S. and internationally; and economic conditions and monetary and other governmental actions designed to address those conditions;

•                  the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities, including asset-backed commercial paper, and the liquidity requirements of our customers;

•                  our ability to measure the fair value of securities in our investment securities portfolio, particularly given current market conditions for many of these securities;

•                  the credit quality and credit agency ratings of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss;

•                  our ability to attract non-interest bearing deposits and other low-cost funds;

•                  the possibility that changes in market conditions or asset performance may require any off-balance sheet activities, including our asset-backed commercial paper conduits, to be consolidated into our financial statements, requiring the recognition of associated losses, if any;

•                  the results of litigation and similar disputes and, in particular, the effect that current or potential litigation may have on our reputation and SSgA’s reputation, and our ability to attract and retain customers; and the possibility that the ultimate costs of the legal exposure associated with certain of SSgA’s actively managed fixed-income strategies may exceed or be below the level of the related reserve, in view of the uncertainties of the timing and outcome of litigation, and the amounts involved;

•                  the possibility of further developments of the nature that previously gave rise to the legal exposure associated with certain of SSgA’s actively managed fixed-income and other investment strategies;

•                  the performance and demand for the products and services we offer;

•                  the competitive environment in which we operate;

•                  the enactment of legislation and changes in regulation and enforcement that impact us and our customers, as well as the effects of legal and regulatory proceedings, including litigation;

•                  our ability to continue to grow revenue, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements;

•                  our ability to manage systemic risks and control operating risks;

•                  our ability to obtain quality and timely services from third parties with which we contract;

•                  trends in the globalization of investment activity and the growth on a worldwide basis in financial assets;

•                  trends in governmental and corporate pension plans and savings rates;

•                  changes in accounting standards and practices, including changes in the interpretation of existing standards, that impact our consolidated financial statements; and

•                  changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that impact the amount of taxes due.

Therefore, actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed above, below and elsewhere in this Form 8-K or disclosed in our other Securities and Exchange Commission, or “SEC,” filings.  Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date this Form 8-K is filed with the SEC. State Street undertakes no obligation to revise the forward-looking statements contained in this Form 8-K to reflect events after the date it is filed with the SEC. The factors discussed above are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate State Street. Any investor in State Street should consider all risks and uncertainties disclosed in our SEC filings, including our filings under the Securities Exchange Act of 1934, including our reports on Form 10-K, Form 10-Q and Form 8-K, or registration statements under the Securities Act of 1933, all of which are accessible on the SEC’s website at www.sec.gov or on our website at www.statestreet.com.

Business Conditions/Economic Risk

Our businesses are affected by global economic conditions, political uncertainties and volatility and other developments in the financial markets. Factors such as interest rates and commodities prices, regional and international rates of economic growth, inflation, political instability, the liquidity and volatility of fixed-income, equity, credit, currency, derivative and other financial markets, and investor confidence can significantly affect the financial markets in which we and our customers are engaged. Such factors have affected, and may further unfavorably affect, both regional and worldwide economic growth, creating adverse effects on many companies, including us, in ways that are not predictable or that we may fail to anticipate.

A significant market downturn may lead to a decline in the value of assets under management and custody, which could reduce our asset-based fee revenue and may adversely impact other transaction-based revenue, such as securities finance revenue, and the volume of transactions that we execute for our customers. This market downturn could be accompanied by a widening of credit spreads or credit deterioration, which could reduce the value of securities we hold in our investment portfolio. The assets held by our asset-backed commercial paper conduits can be similarly affected. In addition, lower market volatility, even in a generally rising market environment, may reduce trading volumes of our customers, and our ability to achieve attractive spreads, which could lead to lower trading revenues. Our revenues, particularly our trading revenues, may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by our customers. The level of cross-border activity can be influenced by a number of factors, including geopolitical instabilities and customer mix. General market downturns would also likely lead to a decline in the volume of transactions we execute on behalf of our customers, decreasing our fee and revenue opportunities and reducing the level of assets under management and custody. Market performance and volatility may also influence the revenue that we receive from off-balance sheet activities.

In addition, revenues during a calendar year, driven by the products and services we provide, can fluctuate commensurate with the normal course of business activity of our customers and market conditions, and may provide volatility to our earnings from quarter to quarter.

In recent years, investment manager and hedge fund manager operations outsourcing and non-U.S. asset servicing have been areas of rapid growth in our business. If the demand for these types of services were to decline, we could see a slowdown in the growth rate of our revenue.

Strategic/Competition Risk

We expect the markets in which we operate to remain both highly competitive and global across all facets of our business, resulting in increases in both regional and global competitive risks. We have experienced, and anticipate that we will continue to experience, pricing pressure in many of our core businesses. Many of our businesses compete with other domestic and international banks and financial services companies, such as custody banks, investment advisors, broker/dealers, outsourcing companies and data processing companies. Many of our competitors, including our competitors in core services, have substantially greater capital resources. In some of our businesses, we are service providers to significant competitors. These competitors are in some instances significant customers, and the retention of these customers involves additional risks, such as the avoidance of actual or perceived conflicts of interest and the maintenance of high levels of service quality. The ability of a competitor to offer comparable or improved products or services at a lower price would likely negatively affect our ability to maintain or increase our profitability. Many of our core services are subject to contracts that have relatively short terms or may be terminated by our customer after a short notice period. In addition, pricing pressures as a result of the activities of competitors, customer pricing reviews, and rebids, as well as the introduction of new products, may result in a reduction in the prices we can charge for our products and services.

Our strategy for growth depends upon both attracting new customers and cross-selling additional products and services to our existing customer base. To the extent that we are not able to achieve these goals, we may not be able to attain our financial goals. Substantial risks and uncertainties are associated with the introduction of new products and services, including technical and control requirements that may need to be developed and implemented to offer such products while also managing associated risks. The introduction of new products and services can also entail significant time and resources. Regulatory and internal control requirements, capital requirements, competitive alternatives and shifting market preferences may also determine if such initiatives can be brought to market in a manner that is timely and attractive to our customers. Failure to successfully manage these risks in the development and implementation of new products or services could have a material adverse effect on our business, as well as our results of operations and financial condition.

Our financial performance depends, in part, on our ability to develop and market new and innovative services and to adopt or develop new technologies that differentiate our products or provide cost efficiencies, while avoiding increased related expenses. The risks we face include rapid technological change in the industry, our ability to access technical and other information from our customers, and the significant and ongoing investments required to bring new products and services to market in a timely manner at competitive prices. Our proactive cross-selling of multiple products and services to our customers can exacerbate the negative financial effects associated with the risk of loss of any one customer. Developments in the securities processing industry, including shortened settlement cycles and straight-through processing, have required continued internal procedural enhancements and further technology investment.

Acquisitions of complementary businesses and technologies, development of strategic alliances and divestitures of portions of our business, in addition to fostering organic growth opportunities, are an active part of our overall business strategy to remain competitive. We may not be able to effectively assimilate services, technologies, key personnel or businesses of acquired companies into our business or service offerings, alliances may not be successful, and we may not achieve related revenue growth or cost savings. In addition, we may not be able to successfully manage the divestiture of identified businesses on satisfactory terms, if at all, and this would reduce anticipated benefits to earnings. Ongoing consolidation within the financial services industry could pose challenges in the markets we serve.

Acquisitions present risks that differ from the risks associated with our ongoing operations. Our financial results for 2008 and for the next few years may be significantly impacted by our ability to achieve the cost savings and other benefits that we anticipate as a result of the acquisition of Investors Financial in 2007, as well as our ability to retain its customer base and to successfully cross-sell our products and services to its customers. These cost savings and customer retention goals will be significantly influenced by our ability to convert former Investors Financial customers onto State Street systems in a timely manner and to maintain the level of customer service such customers received from Investors Financial. Future acquisitions may present similar integration, cost savings and customer retention challenges.

Intellectual property of an acquired business, such as Currenex, Inc., acquired in 2007, may be an important component of the value that we agree to pay for such a business; however, these types of acquisitions entail the risk that the acquired business does not own the intellectual property that we believe we are acquiring, that the intellectual property is dependent upon licenses from third parties, that the acquired business infringes upon the intellectual property rights of others, or that the technology does not have the acceptance in the marketplace that we anticipated. Acquisitions of investment servicing businesses such as Investors Financial normally entail information technology systems conversions, which involve operational risks and may result in customer dissatisfaction and defection. Customers of businesses that we acquire, including, in the case of Investors Financial, its largest customer, are competitors of our non-

custody businesses. The loss of some of these customers or a significant reduction in revenues generated from them, for competitive or other reasons, would adversely affect the benefits that we expect to achieve from the acquisition.

Our ability to acquire other entities that provide our core services to achieve greater economies of scale or to expand our product offering is dependent upon our financial resources and our ability to access the capital markets. Due to company-specific issues or lack of liquidity in the capital markets, our ability to continue to expand through acquisitions or to dispose of businesses that no longer are strategic to us may be adversely affected.

In connection with most acquisitions, before the acquisition can be completed, we must obtain various regulatory approvals or consents, which may include approvals of the Federal Reserve Board, the Massachusetts Commissioner of Banks and other domestic and foreign regulatory authorities. These regulatory authorities may impose conditions on the completion of the acquisition or require changes to its terms. Any such conditions, or any associated regulatory delays, could limit the benefits of the transaction.

With any acquisition, the integration of the operations and resources of the businesses could result in the loss of key employees, the disruption of our and the acquired company’s ongoing businesses, or inconsistencies in standards, controls, procedures and policies that could adversely affect our ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition. Integration efforts may also divert management attention and resources. The acquisition and combination of a business with our operations may also expose us to risks from unknown or contingent liabilities with respect to which we may have no recourse against the seller. While we normally seek to mitigate that risk through pre-acquisition due diligence, increasingly acquisition transactions are competitive auctions in which we have limited time and access to information to evaluate the risks inherent in the business being acquired, and no or limited recourse against the seller if undisclosed liabilities are discovered after we enter into a definitive agreement.

We may not achieve the benefits we sought in an acquisition, or, if achieved, those benefits may be achieved later than we anticipated. Failure to achieve anticipated benefits from an acquisition could result in increased costs and lower revenues than expected of the combined company. In addition, if the financial performance associated with an acquisition falls short of expectations, it may result in impairment charges associated with the goodwill or other intangible assets recorded as part of the acquisition.

Liquidity Risk

The management of liquidity risk is critical to the management of our consolidated balance sheet and to our ability to service our customer base. In managing our consolidated balance sheet, our primary source of funding is customer deposits. These deposits are predominantly short-term, transaction-based deposits by institutional investors. Our ability to continue to attract these deposits, and other funding sources such as certificates of deposit and commercial paper, is subject to variability based upon a number of factors, including volume and volatility in the global securities markets, our credit rating and the relative interest rates that we are prepared to pay for these liabilities.

In managing our consolidated balance sheet, we also depend on access to global capital markets to provide us with sufficient capital resources and liquidity to meet our commitments and business needs, and to accommodate the transaction and cash management needs of our customers. Other sources of funding available to us, and upon which we rely as regular components of our liquidity risk management strategy, include inter-bank borrowings, repurchase agreements and borrowings from the Federal Reserve discount window, or comparable non-U.S. central banking sources. Any occurrence that may limit our access to the capital markets, such as a decline in the confidence of our corporate debt or equity purchasers, or a downgrade of any of our credit ratings, may adversely affect our capital costs and our ability to raise capital and, in turn, our liquidity. Similarly, the failure to maintain acceptable credit ratings may preclude us from being competitive in certain products. General market disruptions, natural disasters or operational problems may affect either third parties or us, and can also have an adverse affect on our liquidity.  We generally use our sources of funds to invest in a portfolio of investment securities and to maintain the liquidity necessary to extend credit to our customers. These funds are invested in a variety of assets ranging from short-term interest-bearing deposits with banks to longer-maturity investment securities. While we have historically maintained our investment portfolio at a relatively short duration with respect to interest-rate risk, the average maturity of the investment portfolio is significantly longer than the contractual maturity of our deposit base. In addition, as part of our custody business, we provide overdraft financing to our customers, and liquidity lines to third-party commercial paper conduits and mutual funds, as well as more traditional extensions of credit. The demand for credit is difficult to forecast and control, and may be at its peak at times of dislocation in the securities markets, potentially compounding liquidity issues.

In a period of financial disruption, or if negative developments occurred with respect to State Street, the availability and cost of our funding sources could be adversely affected. In that event, our cost of funds may increase, thereby reducing our net interest revenue, or we may need to dispose of a portion of our investment portfolio, which, depending upon market conditions, could result in our realizing a loss or experiencing other adverse accounting consequences upon those dispositions. Our efforts to monitor and manage liquidity risk may not be successful or sufficient to deal with dramatic or unanticipated changes in the global securities markets or other State Street or market event-driven reductions in liquidity.

At March 31, 2008, including the effect of master netting agreements, approximately $78.28 billion of our consolidated total assets and approximately $9.10 billion of our consolidated total liabilities were carried at fair value. Of the total assets carried at fair value, approximately $68.01 billion consisted of investment securities available for sale, with the remainder primarily composed of derivative instruments. More than 90% of the available-for-sale securities and substantially all of the derivative instruments were categorized in level 2 of the valuation hierarchy (meaning that their fair value was determined by reference to quoted prices for similar assets or liabilities or other observable inputs), with the remaining amounts categorized in level 3 (meaning that their fair value was determined by reference to inputs that are unobservable in the market and therefore require a greater degree of management judgment). Excluding the effect of master netting agreements, the fair value of level 3 assets at March 31, 2008 was $6.97 billion, or 8.5% of total assets carried at fair value, and the fair value of level 3 liabilities was $656 million, or 5% of total liabilities carried at fair value. The determination of fair value for securities categorized in level 2 or 3 involves significant judgment due to the complexity of factors contributing to the valuation, many of which are not readily observable in the market. In addition, we have historically placed a high level of reliance on information obtained from third-party sources to measure fair values. Third-party sources also use assumptions, judgments and estimates in determining securities values, and different third parties may provide different prices for securities. Moreover, depending upon, among other things, the measurement date of the security, the subsequent sale price of the security may be different from its recorded fair value. These differences may be significant especially if the security is sold during a period of illiquidity or market disruption or as part of a large block of securities under a forced transaction. See note 9, “Fair Value Measurements,” to the consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 for a more detailed discussion of the criteria used to categorize securities in level 1, 2 or 3 of the valuation hierarchy.

As of March 31, 2008, in connection with management’s measurements of fair value referenced above, there were $3.16 billion of pre-tax net unrealized losses associated with our investment securities portfolio. When the fair value of a security declines, management must assess whether that decline is “other-than-temporary.” When the decline in fair value is deemed an “other-than-temporary” impairment, the amortized cost basis of the investment security is reduced to its then current fair value through a charge to earnings. The review of whether a decline in fair value is other-than-temporary considers numerous factors such as: adverse situations that might affect the ability to fully collect interest and principal; the credit quality and performance of any underlying collateral and guarantees; the length of time the amortized cost has exceeded the fair value and the severity of this impairment relative to the security’s amortized cost basis; external credit ratings and current developments with respect to the security; management’s intent and ability to hold the security until recovery in market value; management’s assessment of current market conditions and future expectations; and current and expected future interest rates. Many of these factors involve significant judgment. If all or a significant portion of this unrealized loss were determined to be other-than-temporary impairment, we would recognize a material charge to earnings in the quarter during which such determination was made, our capital ratios would be adversely impacted and a rating agency might downgrade our credit rating or put us on credit watch. A downgrade or a significant reduction in our capital ratios might adversely impact our ability to access the capital markets or might increase our cost of capital.

In our business activities, we assume liquidity and interest-rate risk in managing longer-term assets or asset pools for third parties that are funded on a short-term basis, or where the customers participating in these products may have a right to the return of cash or assets on limited notice. These business activities include, among others, the unconsolidated asset-backed commercial paper conduits administered by our Structured Products group, securities finance collateral pools and money market and other short-term investment funds.

In the asset-backed commercial paper conduits, for example, pools of medium- and long-term financial instruments, principally mortgage- and other asset-backed securities, are financed through the issuance of short-term commercial paper. The conduits strive to maintain a positive margin between the rate of return on their longer-term assets and the short-term cost of funding. This mismatch in the maturity of the investment pools and funding creates risk if disruptions occur in the liquidity of the short-term debt or asset-backed securities markets, or if the cost of short-term borrowings exceeds the conduits’ rate of return on their investment pools or purchased assets.

In connection with the administration of the activities of the asset-backed commercial paper conduits, we provide contractual back-up liquidity to the conduits if they cannot meet their liquidity needs through the issuance of commercial paper. In the event that maturing commercial paper cannot be placed by the conduits, we are required by contract to, among other things, provide liquidity to the conduits by purchasing portfolio assets from them. During the first quarter of 2008, pursuant to these contractual obligations, we were required to purchase $850 million of conduit assets. The securities were purchased at prices determined in accordance with existing contractual terms of the liquidity asset purchase agreement, and which exceeded their fair value. Accordingly, the securities were written down to fair value through a $12 million reduction of processing fees and other revenue in our consolidated statement of income. These purchases were funded from our general liquidity, and the assets were recorded on our consolidated balance sheet. We also provide liquidity by purchasing commercial paper or providing other extensions of credit to the conduits. As of April 30, 2008, we held on our consolidated balance sheet an aggregate of approximately $1.18 billion of commercial paper issued by the conduits, compared to $292 million as of March 31, 2008 and $2 million as of December 31, 2007. Our contractual arrangements with the conduits also require that we purchase conduit portfolio assets under other circumstances, such as a downgrade of our credit rating.

If circumstances change we may be required, under existing accounting standards, to consolidate some or all of the otherwise unconsolidated conduits onto our consolidated balance sheet. In the event State Street were to consolidate the conduits, there may be a significant charge reflecting the difference between the book value and the market value of each of the conduit’s portfolios. For example, if changes in market conditions require us to update the assumptions in our expected loss model, we may be required to increase the amount of first-loss notes in order for the investors in the first-loss notes to continue to be considered the primary beneficiaries of the conduits. During the first quarter of 2008, some of the conduits issued additional first-loss notes totaling $20 million to third parties, increasing the total first-loss notes outstanding at March 31, 2008 to $52 million. In various circumstances, including if the conduits are not able to issue additional first-loss notes or take other actions, we may be determined to be the primary beneficiary of the conduits, and we would be required to consolidate the conduits’ assets and liabilities onto our consolidated balance sheet. In addition, existing accounting standards may be changed or interpreted differently in the future in a manner that increases the risk of consolidation of the conduits.

Consolidation, or the purchase of the assets of the conduits pursuant to the contractual agreements described above, could affect the size of our consolidated balance sheet and related funding requirements, our financial and regulatory capital ratios and, if the conduit assets include unrealized losses, could require us to recognize those losses. As of March 31, 2008, these unrealized losses amount to $1.49 billion after-tax. Because of our contractual agreements to purchase assets from the conduits under specified conditions, we are also exposed to the credit risks in the conduits’ portfolios subject to first-loss coverage. Conditions in the financial markets that might warrant consolidation of the conduits or the purchase of assets may also require us to recognize other-than-temporary impairment in our investment portfolio. The Financial Accounting Standard Board is considering changes to accounting standards related to off-balance sheet vehicles such as the conduits, and industry-wide revisions are under discussion that could require us to consolidate all of the conduits we administer into our financial statements in the future, possibly as early as January 1, 2009.

If consolidation of the conduits, purchase of the conduit assets pursuant to contractual arrangements or recognition of unrealized loss as other-than-temporary impairment were to occur, our capital ratios would be adversely affected. The degree of the adverse impact would depend upon many factors including our capital ratios at the time of such occurrence, the amount of loss realized and management actions, such as raising capital, that might mitigate the impact of a loss.

We also manage other assets that are funded in the short-term markets and invested in longer-term markets, including securities finance collateral pools and money market and other short-term investment funds. These businesses involve risks inherent in an arbitrage of funding and investment; however, in these businesses, we primarily act as agent and do not have the direct principal risk. For example, if a collateral pool or a money market fund that we manage were to have unexpected liquidity demands from investors in the pool that exceeded available liquidity, the investment pool could be required to sell assets to meet those redemption requirements. During periods of disruption in the credit markets, it may be difficult to sell the assets held by these pools at a reasonable price. In those circumstances, the financial loss accrues to the pools’ investors and not to us.

The credit risks inherent in these portfolios are attributable to the investors in the investment pools and not to State Street. These investment pools may have significant exposure to individual credits. The incurrence of substantial losses in these pools, particularly in money market funds, could result in significant harm to our reputation and significantly and adversely affect the prospects of our associated business units. In some circumstances, we may seek to mitigate that risk by compensating the investment pools for all or a portion of such losses even though we are not contractually obligated to do so; however, that would potentially result in the recognition of significant losses or a greater use of capital than we have available and could in certain extreme situations require us to consolidate the investment pools onto our consolidated balance sheet.

SSgA manages certain accounts that have the benefit of contractual arrangements with third party financial institutions, which allow the accounts to issue and redeem units based upon the book value of the account’s assets rather than their market value. The third-party financial institutions, know as “wrap providers”, generally have an obligation to fund any shortfall in the account after all qualified participant withdrawals have been redeemed at a price based upon the assets’ book value. As of April 30, 2008, these accounts had a total book value of $14.6 billion, of which $10.3 billion is subject to contractual wrap arrangements and $4.3 billion consists of cash and guaranteed investment contracts. Several financial institutions currently provide such contractual wrap arrangements. Securities representing 92.5% of the book value of the $10.3 billion wrapped portion of these accounts are rated “AA” or better as of April 30, 2008, and the average duration of the securities in the accounts was generally three years or less. Many of these accounts were significantly impacted by the volatility and lack of liquidity in the fixed-income securities markets beginning in the second half of 2007 and experienced a variance between market and book values greater than that experienced in more liquid markets. As contemplated when we established the reserve in connection with SSgA’s active fixed-income strategies, we used $160 million of the reserve to decrease the difference between the market and book values of the wrapped portion of these accounts, and in part as a result of this action, the average market-to-book-value ratio of the wrapped portion of these accounts on January 31, 2008 increased to 96.77% from 93.43% on December 26, 2007.

The volatility and illiquidity in the fixed-income securities markets during 2008 continue to impact the assets held by these accounts and have further reduced their market values. As of April 30, 2008, the average market-to-book-value ratio on the wrapped portion of these accounts was approximately 94.1%. This deficiency, or a further deterioration in the market-to-book-value ratio, could lead one or more wrap providers to discontinue their relationship with us. Factors that could lead to further deterioration in the market-to-book-value ratio, or the crediting rate earned by the accounts, include a decline in market value of securities held or of fixed-income securities generally due to illiquidity, interest-rate or credit risk or net cash outflows due to redemptions by participants in the accounts. A wrap provider could attempt to minimize its exposure to further deterioration in market value of the portfolio under its contract.  It could do so by exercising its contractual right to require the account to be managed within more restrictive investment guidelines.  This election is known as “immunization.”  Following such an election, investments made with additional cash contributions from participants are excluded from the wrap provider’s contractual obligations.  We also have the contractual right to elect to immunize all or a portion of these accounts at any time, including following receipt of notice of a wrap provider’s election to terminate its agreement that benefit the accounts.  The right of the participating investors to redeem their units at a price based on book value would not be affected by termination by a wrap provider or immunization. However, immunization of all or part of an account may adversely impact cash flows with respect to the account, potentially resulting in significant account redemptions.  Moreover, our ability to continue to offer an attractive crediting rate on these accounts, our reputation as a manager of these types of products in the defined contribution market and the amount of fees that we recognize from this portion of our business, would be adversely impacted.

One of our wrap providers has notified us of its election to terminate its relationship with us during the third quarter of 2008 as a result of its decision to exit the business of providing wrap contracts.  We are seeking to replace this wrap provider, but there can be no assurance that we will be able to do so.  There are a limited number of third-party financial institutions that currently offer these products, limiting the potential to find alternative wrap providers, and most accounts have investment guidelines requiring multiple wrap contracts.  Moreover, one or more of our other wrap providers may seek to condition continuing to wrap our products on our taking action to further support the market value of the accounts’ assets, although we are not contractually obligated to take such an action.  If we support the market value of these accounts under any circumstances to mitigate the risks to our business, the cost to us could be material. Moreover, any action by us to support these accounts could result, depending on the nature and extent of such support, in the accounts being consolidated on our balance sheet for financial reporting purposes.  If we were unable to replace one or more wrap providers that elect to terminate their arrangements with us, we may elect to immunize the portion of the accounts wrapped by the terminating wrap providers.  Any action resulting in immunization of a part of an account could cause either the other wrap providers or us to elect immunization of the remainder of such account.  In addition, a wrap provider may seek to eliminate or reduce its contractual obligations. Such an action could result in litigation with the defaulting wrap provider and the plans investing in the accounts. Any discontinuation of the contracts with our existing wrap providers, any inability to enter into new contracts with other wrap providers, any failure by a wrap provider to fund account shortfalls under its contract or any action by us or by a wrap provider to immunize all or a portion of the wrapped accounts would adversely affect our business.

Investment, operational and other decisions and actions, often made to achieve scale and other benefits, are implemented over multiple investment pools as applicable, increasing the opportunity for losses, even small losses, to have a significant effect. To mitigate these risks to the investment pools, we seek to prudently manage the duration and credit exposure of the pools, to satisfy large liquidity demands by the in-kind delivery of securities held by the pools and to closely monitor liquidity demand from investors; however, market conditions or increased defaults could result in our inability to effectively manage those risks. To some degree, all of our investment management pools hold potential risks to our reputation and business prospects if the asset pools that we manage have higher than anticipated redemption or other liquidity requirements and the pools incur losses to meet such demands.

Other parts of our business where we primarily act as agent, such as other investment management activities of SSgA and certain of our broker/dealer-related businesses, do not currently have significant liquidity requirements; however, as we develop new products in response to customer demand and to remain competitive in a dynamic marketplace, we could take on more principal risk in these businesses. Any increase in the extent to which these or other businesses assume principal positions would increase the risks associated with our liquidity management strategy.

The disruption in the global fixed-income securities markets beginning in the third quarter of 2007 has had a substantially greater impact upon liquidity and valuations in those markets than has historically been experienced. Because demand from investors for fixed-income products has markedly decreased and dealers have been less prepared to take principal exposures, funding sources, such as the commercial paper markets for conduits, have been less reliable and more expensive. At the same time, the ability of the markets to absorb the sale of certain types of fixed-income securities has been substantially impaired. These market conditions have made the management of our own and our customers’ liquidity significantly more challenging. As discussed above, the risks to State Street inherent in its management of liquidity are significant, and a further deterioration in the credit markets could adversely affect our consolidated financial position, including our regulatory capital ratios, and could adversely affect our results of operations and our business prospects in the future.

Reputational Risk

Our relationship with many of our customers is predicated upon our reputation as a fiduciary and a service provider that adheres to the highest standards of ethics, service quality and regulatory compliance. Adverse publicity, regulatory actions, litigation, operational failures, the failure to meet client expectations and other issues could materially and adversely affect our reputation and our ability to retain and attract customers. Preserving and enhancing our reputation depends not only on maintaining systems and procedures that address known risks and regulatory requirements, but also our ability to identify and mitigate additional risks that arise due to changes in our businesses and the marketplaces in which we operate, the regulatory environment, and customer expectations. If any of these developments, including our recently announced customer concerns related to certain SSgA active fixed-income strategies, has a material effect on our reputation, our business will suffer.

Credit Risk

Our focus on large institutional investors and their businesses requires that we assume credit and counterparty risk, both on- and off-balance sheet, in a variety of forms. We may experience significant intra- and inter-day credit exposure through settlement-related extensions of credit. From time to time, we may assume concentrated credit risk at the individual obligor, counterparty, guarantor, industry and/or country level, thereby potentially exposing us to a single market or political event or a correlated set of events. The credit quality of our on- and off-balance sheet exposures may be affected by many factors, such as economic and business conditions or deterioration in the financial condition of an individual counterparty, group of counterparties or asset classes. If a significant economic downturn occurs in either a country or a region, or we experience the failure of a significant individual counterparty, we could incur financial losses that could adversely affect our earnings.

Financial Markets Risk

As asset values in worldwide financial markets increase or decrease, our opportunities to invest in and service financial assets change. Given that a portion of our fee revenue is based on the value of assets under custody and management, fluctuations in the valuation of worldwide securities markets will affect revenue. Many of the costs of providing our services are relatively fixed; therefore, a decline in revenue could have a disproportionate effect on our earnings. In addition, if investment performance in our asset management business fails to meet either benchmarks or the performance of our competitors, we could experience a decline in assets under management and a reduction in the fees that we earn, irrespective of economic or market conditions.

We have increased the portion of our management fee revenue that is generated from enhanced index and actively managed products, with respect to which we generally receive higher fees compared to passive products. We may not be able to continue to increase this segment of our business at the same rate that we have achieved in the past few years. The amount of assets in active fixed-income strategies, for example, has been adversely impacted since 2007. In addition, with respect to certain of our enhanced index and actively managed products, we have entered into performance fee arrangements, where the management fee revenue we earn is based on the performance of managed funds against specified benchmarks. The reliance on performance fees increases the potential volatility of our management fee revenue.

Financial markets trading businesses, as well as our asset and liability management activities, are also subject to market risks. Adverse movements in levels and volatilities of financial markets could cause losses that may affect our consolidated results of operations and financial condition. In addition, changes in investor and rating agency perceptions regarding certain asset classes or structures can also affect volatility, liquidity and market prices, which, in turn, can lead to losses. The degree of volatility in foreign exchange rates can affect our foreign exchange trading revenue. In general, we benefit from currency volatility, although it can increase risk. Foreign exchange revenue, all other things being equal, is likely to decrease during times of decreased currency volatility. In addition, as our business grows globally, our exposure to changes in foreign currency exchange rates could affect our levels of revenue, expense and earnings, as well as the value of our investment in our non-U.S. operations.

Interest-Rate Risk

State Street’s financial performance could be unfavorably affected by changes in interest rates as they impact our asset and liability management activities. The levels of global market interest rates, the shape of these yield curves (changes in the relationship between short- and long-term interest rates), the direction and speed of interest rate changes, and the asset and liability spreads relative to the currency and geographic mix of our interest-earning assets and interest-bearing liabilities, affect our net interest revenue. Our ability to anticipate these changes and/or to hedge the related exposures on and off our consolidated balance sheet can significantly influence the success of our asset and liability management activities and the resulting level of our net interest revenue. The impact of changes in interest rates will depend on the relative durations of assets and liabilities in accordance with their relevant currencies. In general, sustained lower interest rates, a flat or inverted yield curve and narrow interest-rate spreads have a constraining effect on our net interest revenue.

Operational Risk

Operational risk is inherent in all of State Street’s activities. Our customers have a broad array of complex and specialized servicing, confidentiality and fiduciary requirements. We have established policies, procedures and systems designed to comply with these regulatory and operational risk requirements. We also face the potential for loss resulting from inadequate or failed internal processes, employee supervisory or monitoring mechanisms, or other systems or controls, and from external events, which could materially affect our future results of operations. We may also be subject to disruptions from events that are wholly or partially beyond our control, which could cause delays or disruptions to operational functions, including information processing and financial market settlement functions. In addition, our customers, vendors and counterparties could suffer from such events. Should these events affect us, or the customers, vendors or counterparties with which we conduct business, our results of operations could be negatively affected.

Our success depends, in large part, on our ability to attract and retain key people. Competition for the best people in most activities in which we engage can be intense, and we may not be able to hire people or retain them. The unexpected loss of services of one or more of our key personnel could have a material adverse impact on our business because of their skills, their knowledge of our markets, their years of industry experience, and, in some cases, the difficulty of promptly finding qualified replacement personnel. Similarly, the loss of key staff, either individually or as a group, can adversely impact customer perception of our ability to continue to manage certain types of investment management mandates. In some of our businesses, we have experienced significant employee turnover, which increases costs, requires additional training and increases the potential for operational risks.

We enter into long-term fixed-price contracts to provide middle office or investment manager and hedge fund manager operations outsourcing services to customers, services related but not limited to certain trading activities, cash reporting, settlement and reconciliation activities, collateral management and information technology development. These long-term contracts require considerable up-front investment by us, including technology and conversion costs, and carry the risk that pricing for the products and services we provide might not prove adequate to generate expected operating margins over the term of the contracts. Profitability of these contracts is largely a function of our ability to accurately calculate pricing for our services and our ability to control our costs and maintain the relationship with the customer for an adequate period of time to recover our up-front investment. Performance risk exists in each contract, given our dependence on successful conversion and implementation onto our own operating platforms of the service activities provided. In addition, our failure to meet specified service levels may adversely affect our revenue from such arrangements, or permit early termination of the contracts by the customer.

We actively strive to achieve significant cost savings by shifting certain business processes to lower-cost geographic locations, while continuing to maintain service quality, control and effective management of risks within these business operations. This transition to a true “shared services” operational model focuses on certain core service offerings, including middle- and back-office reconciliations, securities processing and transfer agency activities. We have employed various structural arrangements to achieve these goals, including forming joint ventures and wholly-owned subsidiaries and establishing operations in lower cost areas, such as Eastern Europe, India and China, and outsourcing to vendors in various jurisdictions. The increased elements of risk that arise from conducting certain operating processes in some jurisdictions could lead to an increase in reputational risk. During periods of transition, greater operational risk and client concern exists regarding the continuity of a high level of service delivery. The extent and pace at which we are able to move functions to lower-cost locations may also be impacted by regulatory and customer acceptance issues. Such relocation of functions also entails costs, such as technology and real estate expenses, that partially offset the financial benefits of the lower-cost locations.

Our businesses depend on an information technology infrastructure to record and process a large volume of increasingly complex transactions, in many currencies, on a daily basis, across numerous and diverse markets. Any interruptions, delays and/or breakdowns of this infrastructure can result in significant costs and reputational damage. As a result, we continue to invest significantly in this infrastructure.

Our businesses and our relationship with customers are also dependent upon our ability to maintain the confidentiality of our and our customers’ trade secrets and confidential information (including personal data about our employees, our customers and our customers’ customers). While we undertake significant efforts to maintain and protect confidential information from theft, loss or other misappropriation, unauthorized access to such information can occur. In this regard, on May 29, 2008, we announced that we are sending precautionary notifications to employees and certain customers of the former Investors Financial that computer equipment containing certain personal data was stolen from the facility of an Investors Financial vendor.  Any theft, loss or other misappropriation of confidential information could have a material adverse impact on our competitive positions, our relationships with our customers and our reputation and could subject us to regulatory inquiries and enforcement, civil litigation and possible financial liability or costs.

To the extent that we are not able to protect our intellectual property through patents or other means, we are also exposed to the risk that employees with knowledge of such intellectual property may leave and seek to exploit our intellectual property for their own or others’ advantage.

Litigation Risks

From time to time, our customers may make claims and take legal action relating to our performance of fiduciary or contractual responsibilities. If such claims and legal actions are not resolved in a manner favorable to us, such claims may result in financial liability to State Street and/or adversely affect the market perception of us and our products and services, and could impact customer demand for our products and services. We record balance sheet reserves for probable loss contingencies, including litigation and operational losses. However, we cannot always accurately estimate our ultimate exposure. As a result, any reserves we establish to cover any settlements, judgments or operational losses may not be sufficient to cover our actual financial exposure. Any underestimation or overestimation could have a material impact on our consolidated financial condition or results of operations.

In connection with certain of SSgA’s active fixed-income strategies, we established a reserve to cover legal exposure and related costs in connection with such strategies as of December 31, 2007. Among other things, the portfolio managers for certain actively managed fixed-income strategies materially increased the exposure of these strategies to securities collateralized by sub-prime mortgages and shifted the weighting of these portfolios to more highly rated sub-prime instruments. During the third quarter of 2007, as the liquidity and valuations of these securities, including the more highly rated instruments, came under increased pressure, the performance of these strategies was adversely affected, in some cases significantly. The underperformance, which was greater than that typically associated with fixed-income funds, also caused a number of our customers to question whether the execution of these strategies was consistent with their investment intent. This has resulted in several civil suits, including putative class action claims. These lawsuits allege, among other things, that we failed to comply with our standard of care in managing these active funds as a fiduciary under ERISA. We have also received and are in the process of responding to inquiries or subpoenas from federal and state regulatory authorities regarding SSgA’s active fixed-income strategies. Given our desire to fully respond to customer concerns, following the end of the third quarter of 2007, State Street undertook a further review of all the actively managed fixed-income strategies at SSgA that were exposed to sub-prime investments. Based on our review and ongoing discussions with customers who were invested in these strategies, we established the reserve to address our estimated legal exposure.

The reserve was established based upon our best judgment as to legal exposures and related costs associated with certain actively managed fixed-income investment strategies. As of

March 31, 2008, we had made settlement and related payments totaling approximately $275 million, including amounts expended to support certain accounts managed by SSgA that benefit from contractual arrangements with “wrap providers”. The amount of the reserve is based on certain assumptions. While we believe the reserve represents a reasonable estimate of our legal exposure and other costs associated with these issues, we do not believe that it is feasible to predict or determine the amount of such exposure with certainty. As such, it is possible that we have overestimated or underestimated our exposure. If the amount of our actual exposure is materially different from our reserve, there would be a material impact on our consolidated financial condition and results of operations.

To determine whether the issues that arose within the active fixed-income area are limited to SSgA’s active fixed-income strategies, we are conducting, with the assistance of third-party consultants, a systematic review of the operational, risk and compliance infrastructure, procedures and resources across SSgA’s entire product line. While this review is ongoing, the conclusions or recommendations that have been made to date have not identified any material legal or regulatory exposures; however, there can be no assurance at this time as to the ultimate conclusions of such review.

Regulatory/Legal/Accounting/Tax Risk

Most of our businesses are subject to extensive regulation, and many of the customers to which we provide services are themselves subject to a broad range of regulatory requirements. These regulations may affect the manner and terms of delivery of our services. As a financial institution with substantial international operations, we are subject to extensive regulatory and supervisory oversight, both in the U.S. and overseas in connection with our global operations. Our businesses are subject to stringent regulation and examination by U.S. federal and state governmental and regulatory agencies, including the Federal Reserve, the SEC and the Massachusetts Commissioner of Banks, and self-regulatory organizations (including securities exchanges), and by non-U.S. governmental and regulatory agencies and self-regulatory organizations. The regulations affect, among other things, the scope of our activities and customer services, our capital structure and our ability to fund the operations of our subsidiaries, our lending practices, our dividend policy and the manner in which we market our services. Evolving regulations, such as the new Basel II regulatory capital framework and anti-money laundering regulations, can require significant effort on our part to ensure compliance. New or modified regulations and related regulatory guidance may have unforeseen or unintended adverse effects on the financial services industry.

If we do not comply with governmental regulations, we may be subject to fines, penalties or material restrictions on our businesses in the jurisdiction where the violation occurred, which may adversely affect our business operations and, in turn, our financial results. Similarly, many of our customers are subject to significant regulatory requirements, and retain our services in order for us to assist them in complying with those legal requirements. Changes in these regulations can significantly affect the services that we are asked to provide, as well as our costs. If we cause customers to fail to comply with these regulatory requirements, we may be liable to them for losses and expenses that they incur. In addition, adverse publicity and damage to our reputation arising from the failure or perceived failure to comply with legal, regulatory or contractual requirements could affect our ability to attract and retain customers or to maintain access to capital markets, or could result in enforcement actions, fines, penalties and lawsuits. In recent years, regulatory oversight and enforcement have increased substantially, imposing additional costs and increasing the potential risks associated with our operations. If this regulatory trend continues, it could adversely affect our operations and, in turn, our financial results.

In the ordinary course of our business, we are involved from time to time in civil litigation or arbitration, including actions arising out of our contractual, fiduciary or employment relationships.  In certain of these actions, claims for substantial monetary damages may be asserted against us.  In the ordinary course of our business, we are also subject to various regulatory, governmental and law enforcement inquiries, investigations and subpoenas.  These may be directed generally to participants in the businesses in which we are involved or may be specifically directed at us.  In regulatory enforcement matters, claims for disgorgement, the imposition of penalties and the imposition of other remedial sanctions are possible.  Among other inquiries, investigations and subpoenas, we have received federal and state regulatory inquiries or subpoenas relating to SSgA’s active fixed-income strategies as to which we established a reserve in the fourth quarter of 2007.  There can be no assurance as to the outcome of the inquiries with regard to the SSgA’s fixed-income strategies or any other matter. Additional legal actions or regulatory matters may be initiated from time to time in the future.

In view of the inherent difficulty of predicting the outcome of such legal actions and regulatory matters, we can not provide assurance as to the outcome of any pending matter or, if determined adversely to us, the costs associated with any such matter, particularly where the claimant seeks very large or indeterminate damages or where the matter presents novel legal theories, involves a large number of parties or is at a preliminary stage.  Based upon the information currently available to us, we do not believe that any pending legal actions or regulatory matters will have a material adverse effect on our consolidated financial condition or results of operations.  However, the resolution of certain pending legal actions or regulatory matters, if unfavorable, could have a material adverse effect on our consolidated results of operations for any particular quarter, depending on the magnitude of the loss or liability relative to our results for that quarter.

New accounting standards, or changes in the interpretation of existing accounting standards, by the Financial Accounting Standards Board or the SEC, can potentially affect our consolidated financial condition and results of operations. These changes are very difficult to predict, and can materially impact how we record and report our consolidated financial condition and results of operations and other financial information. In some cases, we could be required to apply a new or revised standard retroactively, resulting in the revised treatment of certain transactions or activities, and, in some cases, the restatement of prior period financial statements.

Our businesses can be affected by new tax legislation or the interpretation of existing tax laws worldwide. Changes in tax laws may affect our business directly or indirectly through their impact on the financial markets. In the normal course of business, we are subject to reviews by U.S. and non-U.S. tax authorities. These reviews may result in adjustments to the timing or amount of taxes due and the allocation of taxable income among tax jurisdictions. These adjustments could affect the attainment of our financial goals.

Prior to 2004, we entered into certain leveraged leases, known as sale-in, lease-out, or SILO, transactions.  In accordance with Statement of Financial Accounting Standards, or SFAS, No. 13, Accounting for Leases, we recorded income and deferred tax liabilities with respect to the SILO transactions based on projected pre-tax and tax cash flows. The Internal Revenue Service, or IRS, has proposed disallowing tax deductions arising from those transactions, and we have been engaged in settlement discussions.  In connection with these discussions we have revised our projections of the timing of tax cash flows and we have reflected those revisions in our leveraged lease accounting under SFAS No. 13.  We have also substantially reserved for tax-related interest expense that may be incurred upon resolution of this matter. On May 28, 2008, in a case involving a SILO transaction of another taxpayer, a federal district court upheld the IRS’ tax position. We do not yet know what effect, if any, such decision may have on our settlement discussions with the IRS or on our evaluation of the potential exposure with respect to the SILO transactions.  If we were to further revise our projection of the timing of tax cash flows from the leases, SFAS No. 13 would require us to again recalculate the rate of return and the timing of the recognition of income from the leases from inception.  The effect of the SFAS No. 13 recalculation would be to reschedule the recognition of previously-recognized income to future periods; that is, the charge we would record to income during the period of revision would be recovered over the remaining lives of the leases.  In addition to the SFAS No. 13 recalculation, we would increase our reserve for tax-related interest expense, which would be recorded as an increase to income tax expense.

Risk Management

A comprehensive and well-integrated risk management function linked to our strategy and capital is essential to the financial and operational success of our global business activities. We seek to monitor and manage risk on a corporate basis and within specific business units. The types of risk that we monitor and seek to manage include, but are not limited to, operational risk, interest-rate risk, trading risk, fiduciary risk, legal and compliance risk, liquidity risk and credit risk. We have adopted various policies, procedures and systems to monitor and manage risk. There can be no assurance that those policies, procedures or systems are adequate to identify and mitigate all risks inherent in our various business. In addition, our businesses and the markets in which we operate are continuously evolving. We may fail to fully understand the implications of changes in our business or the financial markets and fail to adequately or timely enhance our risk framework to address those changes. If our risk framework is ineffective, either because it fails to keep pace with changes in the financial markets or our business or for other reasons, we could incur losses.

We also measure our material risks. Our measurement methodologies rely upon many assumptions and historical analyses and correlations. There can be no assurance that those assumptions will be correct or that the historical correlations will continue to be relevant. Consequently the measurements that we make for regulatory and economic capital may not adequately capture or express the true risk profiles of our businesses. Additionally, as businesses and markets evolve, our measurements may not accurately reflect those changes. While our risk measures may indicate sufficient capitalization, we may in fact have inadequate capital to conduct our businesses.

Capital Ratios

The following are certain of our capital ratios as of March 31, 2008:

Tier 1 leverage ratio	6.1%
Tier 1 risk-based capital ratio	12.4
Total risk-based capital ratio	13.8
Tangible common equity to tangible assets (TCE/TA)	2.9

Investment Portfolio and Asset-Backed Commercial Paper Conduits

Information concerning State Street’s investment portfolio and asset-backed commercial paper conduit program is filed with this Form 8-K as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

99.1         Information concerning State Street’s investment portfolio and asset-backed commercial paper conduit program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

	By:	/s/ David C. Phelan
	Name:	David C. Phelan
	Title:	Executive Vice President and General Counsel

Date June 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information concerning State Street’s investment portfolio and asset-backed commercial paper conduit program.